Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 2, 2012 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2011 of Matador Resources Company, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP
GRANT THORNTON LLP

Dallas, Texas

April 10, 2012